CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #860 and Amendment #861 to the Registration Statement on Form N-1A of Congress SMid Growth ETF and Congress Large Cap Growth ETF, each a series of the Professionally Managed Portfolios.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 21, 2023